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Exhibit 99.2

MACHINING TECHNOLOGY GROUP, LLC
Unaudited Balance Sheets
As of September 30, 2005 and December 31, 2004

	December 31, 2004	September 30, 2005
Assets
Current Assets
Cash and cash equivalents	$427,079	$819,013
Accounts receivable—trade	1,967,956	529,945
Accounts receivable—other	2,260	30,780
Inventories	402,468	475,133
Prepaid expenses	21,622	140,869
Prepaid state taxes	1,369	983

	2,822,754	1,996,723
Property and equipment, net	6,922,049	4,393,964
Other assets
Deferred tax asset	85,464	73,271

Total Assets	$9,830,267	$6,463,958

Liabilities and Members' Capital
Current Liabilities
Current portion of long-term debt	$517,304	$329,789
Customer deposits	399,999	102,843
Accounts payable	429,739	264,405
Accrued vacation & payroll	218,085	90,912
Accrued profit sharing expense	—	84,794
Accrued expenses	47,490	—
Accrued state taxes	4,773	—

	1,617,390	872,743
Long-term debt, less current maturities	1,260,246	1,241,491
Deferred income taxes	103,196	80,213
Minority interest	1,481,938	—
Members' capital	5,367,497	4,269,511

Total Liabilities and Members' Capital	$9,830,267	$6,463,958

See notes to financial statements.

MACHINING TECHNOLOGY GROUP, LLC
Unaudited Statements of Operations
For the nine months ended September 30, 2005 and 2004

	For the nine months ended September 30,
	2005	2004
Product Sales, net	$11,362,439	$8,942,526
Cost of Sales	5,177,614	4,311,551

Gross Profit	5,344,075	4,630,975
General and Administrative Expenses	857,325	585,999

Income from operations	4,486,750	4,044,976
Other Income (Expense)
Minority interest	(58,982)	—
Interest expense	(79,165)	(26,467)
Interest income	750	676
Miscellaneous income	2,152	—

Total other expense	(135,245)	(25,791)

Income before income taxes	4,351,505	4,019,185
Income tax benefit (expense)
State tax benefit	—	6,098
Deferred state tax benefit (expense)	(10,790)	5,008

Total income tax benefit (expense)	(10,790)	11,106

Net Income	$4,340,715	$4,030,291

See notes to financial statements.

MACHINING TECHNOLOGY GROUP, LLC
Unaudited Statements of Changes in Members' Equity
For the nine months ended September 30, 2005 and 2004

	For nine months ended September 30,
	2005	2004
Members' Capital—Beginning of Year	$4,269,511	$2,957,794
Capital Account Adjustment	(15,667)	—
Net Income for the Year	4,340,715	4,030,291
Capital Account Distributions	(3,227,062)	(2,449,779)

Members' Capital—End of Year	$5,367,497	$4,538,306

See notes to financial statements.

MACHINING TECHNOLOGY GROUP, LLC
Unaudited Statements of Cash Flows

	For the Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net Income	$4,340,715	$4,030,291
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization of equipment	573,019	315,357
(Increase) in accounts receivable	(1,440,271)	(99,672)
Decrease (increase) in inventory	72,665	(58,796)
Decrease in prepaid expenses	118,861	52,842
Increase (decrease) in accounts payable	165,444	(170,588)
Increase in other payables	344,037	59,298
Increase in accrued vacation & payroll	127,173	108,086
(Decrease) in accrued profit sharing contribution	(84,794)	(120,000)
Increase (decrease) in accrued taxes	4,773	(3,033)
Increase in deferred tax liability	22,983	50,911
(Increase) in deferred tax asset	(12,193)	(55,919)
Minority interest	58,982	—

Net cash provided by operating activities	4,291,394	4,108,777

Cash flows from investing activities:
Capital expenditures	(2,359,720)	(523,181)
Sale of equipment	30,780	—

Net cash used in investing activities	(2,328,940)	(523,181)

Cash flows from financing activities:
Advances from line of credit	700,000	50,000
Proceeds from long-term debt	297,860	—
Principal payments on long-term debt	(1,064,304)	(185,026)
Distributions of member capital	(3,227,063)	(2,449,780)
Contributions of member capital	927,063	—

Net cash used in financing activities	(2,366,444)	(2,584,806)

Net Increase (Decrease) in Cash	(403,990)	1,000,790
Cash at beginning of period	819,013	2,212
Cash at beginning of period—Minority Interest	12,056	—

Cash at end of period	$427,079	$1,003,002

See notes to financial statements.

MACHINING TECHNOLOGY GROUP, LLC
Notes to Unaudited Financial Statements

As of September 30, 2005

1.    Summary of significant accounting policies

  Principles of Consolidation

        The financial statement of Machining Technology Group, LLC ("MTG") and GT Management, LLC are combined for September 30, 2005. All significant intercompany accounts and transactions have been eliminated in the combination.

  Variable Interest Entities

        Financial Accounting Standards Board Interpretation No 46 (FIN 46) (Revised December 2003), Consolidation of Variable Interest Entities, requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of operations of the variable interest entity should be included in the consolidated financial statements of the enterprise. MTG leases its building and land from GT Management, LLC. MTG believes it is the primary beneficiary and that the lessor is a variable interest entity. Under FIN 46, the lessor is required to be consolidated in the MTG's balance sheet as of January 1, 2005. The building and land will be recorded as an asset and the related debt will be recorded as a liability in the MTG's balance sheet. The impact on MTG's future statement of operations will be increased depreciation and interest expense, which will be partially offset by decreased rent expense. The members' capital of GT Management, LLC is reflected on the MTG's balance sheet as a minority interest. The cost of the buildings and associated land at January 1, 2005 was $678,556 and the related debt was $160,755. As of the balance sheet date of September 30, 2005, the cost of the buildings, land, and expansions was $1,652,226 and related debt was $124,682. Accumulated depreciation was $57,037 and $33,965 at September 30, 2005 and December 31, 2004 respectively.

  Nature of Operations

        MTG, located in Arlington, Tennessee, was established in 1998. MTG manufactures surgical tools and implants used in the medical industry which are sold to customers located in the United States.

  Term

        This limited liability company shall dissolve and its affairs wound up in accordance with the Act and the MTG Agreement on December 31, 2025, unless the term shall be extended by Amendment to the MTG Agreement and the Articles of Organization.

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

  Revenue Recognition

        The MTG records revenue in compliance with SAB 104, which requires that the following criteria are met: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the price from the buyer is fixed or determinable, and (d) collectibility is probable. MTG records revenue based on written arrangements or purchase orders with customers, and upon transfer of title of the product or rendering of the service.

        Amounts billed for shipping and handling fees are classified as sales in the income statement. Costs incurred for shipping and handling are classified as cost of sales.

  Cash and Cash Equivalents

        Cash and cash equivalents consist primarily of cash in bank.

  Inventories

        Inventories are stated at lower of cost or market (on first in, first out basis) and include the cost of materials, finished goods, and work in progress. Interim statements are valued at an average hourly rate of work-in-process hours based on historical rates at September 30, 2005.

  Property, Plant, and Equipment

        Property, plant, and equipment are carried at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures which significantly increase value or extend useful lives are capitalized and replaced properties are retired. Depreciation is calculated principally by the use of the straight-line method over the estimated useful lives of depreciable assets. Accelerated methods are used for tax purposes. Amortization of leasehold improvements is calculated by use of the straight-line method over the estimated useful life. Plant equipment and machinery are depreciated over an estimated useful life of 5 to 10 years. Leasehold improvements are depreciated over an estimated useful life of 5 to 40 years, computers and software over an estimated useful life of 3 to 5 years, vehicles over an estimated useful life of 3 years, and office furniture and fixtures over an estimated useful life of 7 years.

  Income Taxes

        The accompanying financial statements do not include a provision or liability for federal income taxes because MTG is taxed as a partnership and the members are taxed individually on their share of company earnings.

        Deferred tax liabilities were the result of a book and state tax depreciation difference and a change in certain accrued expenses. Deferred tax assets were the result of state tax credits. The availability of these credits upon transfer of company ownership is not known.

        Tennessee Industrial Machinery Tax Credits and Jobs Tax Credits resulted in a reduction of state taxes in the amount of $29,934 for 2004 and $5,431 for the nine months ended September 30, 2005. Amounts reported on the financial statements are net of these credits. Below is a schedule of tax credits available for carryover.

        Due to the current tax laws for limited liability companies in Tennessee there is some doubt as to whether MTG will incur the deferred excise tax liability of $103,196 recorded on the balance sheet. If not for the pending sale of MTG, this liability would not be recorded.

	Jobs Tax Credit	Industrial Machinery Credit
Beginning balance	$60,017	$—
2004 credit increases	26,000	17,188
2004 benefit	(15,284)	(14,650)

Carryover to 2005	$70,733	$2,538
1/1/05 thru 9/30/05 credit increases	—	8,860
Current period benefit	(5,431)	—

	$65,302	$11,398

        Of the $65,302 of Jobs Tax Credits, $39,302 will expire in December 2017 and $26,000 will expire in December 2019. Regarding the Industrial Machinery Tax Credit, $2,538 will expire in December 2019 and the balance of $8,860 will expire in December 2020.

  Compensated absences

        MTG has accrued a liability for compensated absences. Employees of MTG are entitled to paid vacation and paid sick days depending on length of service. MTG's policy is to recognize the cost of compensated absences at the end of each period.

  Accounts Receivable

        Based on historical collections, MTG does not believe an allowance for doubtful accounts is necessary.

  Fair Value of Financial Instruments

        The fair value of MTG's financial instruments, comprised of cash, accounts receivable, accounts and notes payable, approximates recorded value.

2.    Related party transactions

        MTG leases its facilities from a related company, GT Management, LLC. There is no lease agreement but rents are paid monthly.

3.    Profit sharing plan

        MTG has an established salary deferral plan (401k) and profit sharing plan. The profit sharing plan contribution is made at the discretion of management.

4.    Capital Leases

        MTG leases certain machinery and equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the Balance Sheet as property, plant, and equipment and was $178,500 at December 31, 2004 and $501,000 at September 30, 2005. Accumulated amortization of the leased equipment at December 31, 2004 was $98,787 and $386,758 at September 30, 2005.

        The future minimum lease payments required under the capital leases as of September 30, 2005, are as follows:

For the twelve months ending September 30,	Amount
2006	$65,265
2007	—
Thereafter	—

$65,265

        The two remaining capital leases will be paid in full in August 2006, therefore the total minimum lease payments are all current obligations and any reduction to reduce net minimum lease payments to present value would not be material.

5.    Major customers and concentrations of credit risk

        Financial instruments that potentially subject MTG to concentrations of credit risk consist primarily of accounts receivable. A significant portion of MTG's customer base is comprised of companies within the medical industry. MTG does not require collateral from its customers. Five major customers accounted for 36%, 22%, 15%, 11% and 10% of accounts receivable net of customer deposits for the year ended December 31, 2004. Two major customers accounted for 76% and 11% of accounts receivable, net of customer deposits, for the period ended September 30, 2005. The loss of any one of these customers would most likely have a negative impact on MTG's results of operations.

        MTG maintains its cash in bank in excess of the federally insured limits at times throughout the year.

6.    Inventories

        Inventories of MTG consisted of the following at:

	December 30, 2004	September 30, 2005
Raw materials	$67,615	$103,593
Work in process	350,466	167,873
Finished goods	57,052	131,002

Total inventory	$475,133	$402,468

7.    Short-term and long-term debt obligations

        Long-term debt at December 31, 2004 and September 30, 2005 consisted of the following:

	December 31, 2004	September 30, 2005
Note payable to bank in monthly installments of $4,704, including interest at 6%, due in December 2006, secured by machinery	$106,044	$67,829
Note payable to bank in monthly installments of $11,120, including interest at 5.95%, due in January 2010, secured by machinery	573,228	507,577
Note payable to bank in monthly installments of $7,421, including interest at 5.6%, due in October 2009, secured by machinery	370,195	323,869
Note payable to bank in monthly installments of $774, non-interest bearing, due in May 2008, secured by vehicle	31,718	—
Note payable to bank in monthly installments of $3,815, including interest at 4.5%, due in August 2007, secured by machinery	298,197	273,916
Note payable to bank in monthly installments of $6,786, including interest at 4.45%, due in June 2007, secured by machinery	191,898	136,409
Note payable to bank in monthly installments of $4,692, including interest at 7.4%, due in March 2008, secured by real estate	—	124,682
Note payable to bank in monthly installments of$4,964, non interest bearing, due in May 2010, secured by machinery	—	278,003
Note payable to bank in monthly installments of$3,340, including interest at 12.78%, due in August 2006, secured by machinery	—	37,433
Note payable to bank in monthly installments of$3,128, including interest at 2.79%, due in May 2006, secured by machinery	—	27,832

Total debt	1,571,280	1,777,550
Less: current portion	(329,789)	(517,304)

Long-term debt, less current portion	$1,241,491	$1,260,246

        Future maturities of long term debt are as follows as of September 30, 2005:

2006	$517,304
2007	610,281
2008	288,564
2009	272,428
2010	88,973
Thereafter	—

$1,777,550

8.    Line of credit

        MTG has a demand bank line of credit totaling $400,000 at December 31, 2004 and $750,000 at September 30, 2005, including letters of credit, under which MTG may borrow on an unsecured basis at the bank's prime rate. There were no amounts outstanding under this line of credit at December 31, 2004 and September 30, 2005.

9.    Subsequent Events

        Effective October 6, 2005 MTG and the variable interest entity were sold to Accellent Corp.

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  Exhibit 99.2
Index to Financial Statements
MACHINING TECHNOLOGY GROUP, LLC Unaudited Balance Sheets As of September 30, 2005 and December 31, 2004
MACHINING TECHNOLOGY GROUP, LLC Unaudited Statements of Operations For the nine months ended September 30, 2005 and 2004
MACHINING TECHNOLOGY GROUP, LLC Unaudited Statements of Changes in Members' Equity For the nine months ended September 30, 2005 and 2004
MACHINING TECHNOLOGY GROUP, LLC Unaudited Statements of Cash Flows
MACHINING TECHNOLOGY GROUP, LLC Notes to Unaudited Financial Statements As of September 30, 2005